UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

March 20, 2026

(Date of earliest event reported)

LABCORP HOLDINGS INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-11353	99-2588107
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 South Main Street
Burlington, North Carolina	27215
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code) (336) 229-1127

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	LH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 20, 2026 (the “Closing Date”), Labcorp Holdings Inc. (the “Company”), as parent guarantor, and Laboratory Corporation of America Holdings (“LCAH”), as borrower, entered into a Term Loan Credit Agreement (the “Credit Agreement”) with Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent, Wells Fargo Securities, LLC, as joint lead arranger and sole bookrunner, PNC Capital Markets LLC, as joint lead arranger, PNC Bank, National Association, as syndication agent, and the lenders from time to time party thereto, which provides for a $750,000,000 senior unsecured term loan (the “Term Loan”) scheduled to mature on March 20, 2028. The Term Loan was fully funded on the Closing Date.

The principal balance of the Term Loan bears interest at a floating rate equal to either (i) a SOFR-based rate plus a margin of 0.700% or (ii) a base rate plus a margin of 0%.

The Credit Agreement contains customary representations and warranties and affirmative and negative covenants, including limitations on the ability of subsidiaries of the Company (other than LCAH) that do not guarantee the Term Loan to incur debt and limitations on the ability of the Company and its subsidiaries to permit liens, merge or consolidate with others, and dispose of all or substantially all of their consolidated assets, in each case, subject to certain exceptions. In addition, the Credit Agreement contains a financial covenant requiring the Company to maintain, on a consolidated basis as of the last day of each quarterly period, a leverage ratio of not more than 4.0 to 1.0 (which ratio may be increased in connection with a material acquisition to 4.5 to 1.0 for a period of four fiscal quarters (a “Leverage Holiday”) an unlimited number of times during the term of the Credit Agreement, provided that following any Leverage Holiday, LCAH may not make another such election unless and until the leverage ratio shall have been not more than 4.0 to 1.0 for at least two fiscal quarters following the end of the preceding Leverage Holiday). The Credit Agreement also includes events of default customary for facilities of this type. Upon the occurrence of an event of default, among other things, all outstanding amounts under the Term Loan may be accelerated.

The foregoing description does not constitute a complete summary of the terms of the Credit Agreement and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Some of the financial institutions party to the Credit Agreement and their respective affiliates have performed, and/or may in the future perform, various commercial banking, investment banking and other financial advisory services in the ordinary course of business for the Company and its subsidiaries for which they have received and/or will receive customary fees and commissions.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Exhibit Name

Exhibit 10.1*	Term Loan Credit Agreement, dated as of March 20, 2026, among Labcorp Holdings Inc., Laboratory Corporation of America Holdings, Wells Fargo Bank, National Association, as administrative agent, Wells Fargo Securities, LLC, as joint lead arranger and sole bookrunner, PNC Capital Markets LLC, as joint lead arranger, PNC Bank, National Association, as syndication agent, and the lenders from time to time party thereto.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted exhibits and schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABCORP HOLDINGS INC.

By:	/s/ KATHRYN W. KYLE
Kathryn W. Kyle
Executive Vice President, Chief Legal Officer and Corporate Secretary

Date: March 20, 2026